UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K/A

Amendment No. 1

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report: January 6, 2005

(Date of earliest event reported)

ARMSTRONG HOLDINGS, INC.

(Exact name of registrant as specified in its chapter)

Pennsylvania	000-50408	23-3033414
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 3001, Lancaster, Pennsylvania	17604
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (717) 397-0611

ARMSTRONG WORLD INDUSTRIES, INC.

(Exact name of registrant as specified in its chapter)

Pennsylvania	1-2116	23-0366390
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 3001, Lancaster, Pennsylvania	17604
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (717) 397-0611

NA

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

This Amendment No. 1 on Form 8-K/A is being filed in accordance with Instruction 5.02 to Form 8-K to supplement information required by Item 5.02(c) as previously reported in the Form 8-K filed by the Company on December 6, 2004.

Section 1 – Registrant’s Business and Operations

Item 1.01.	Entry into a Material Definitive Agreement.

(b)

The information set forth in Item 5.02 below is incorporated herein by reference.

Section 5 – Corporate Governance and Management

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b) and (c)

On December 6, 2004, Armstrong Holdings, Inc. (the “Company”) announced the election of F. Nicholas Grasberger to the position of Senior Vice President and Chief Financial Officer effective January 1, 2005.

Pursuant to an Employment Agreement entered into between the Company and Grasberger, he will have an annual salary of $450,000 and will receive a hiring bonus of $300,000 in respect of the compensation he gave up from his prior employer to come to Armstrong. He will be eligible to receive relocation assistance payments of $84,375. Grasberger will also be eligible for the management achievement plan, long-term incentive plan, emergence equity awards, cash retention program and severance pay. Grasberger is also eligible to participate in the Company’s retirement savings plan, life insurance, disability insurance and other similar programs provided to other employees.

In connection with the Employment Agreement he also entered into an Indemnification Agreement and a Change in Control Agreement, both dated January 6, 2005. The Indemnification Agreement is in the basic form provided generally to directors and officers of Armstrong Holdings, Inc. and Armstrong World Industries, Inc. This agreement, which is between Armstrong World Industries, Inc. and Mr. Grasberger, indemnifies him from claims and liabilities stemming from his service as an officer of Armstrong Holdings, Inc. or Armstrong World Industries, Inc., and commits the Company to maintain at least the same level of director and officer insurance coverage during his service, subject to the board of directors determining that lesser coverage is appropriate. The Change in Control Agreement will contain provisions similar to those provided to other senior Company officers as disclosed in Item 11 of the Company’s 2003 Form 10-K, except that the Company’s emergence from Chapter 11 will not constitute a change in control. The severance benefits are payable if the executive is involuntarily terminated or terminates employment for good reason within three years following a change in control. Good reason to terminate employment exists if there are significant changes in the nature of the employment following the change in control. The agreement includes a provision where the executive may choose to terminate employment for any reason during the thirty-day period beginning twelve months following a qualifying change in control and receive severance benefits. The agreement has an automatic renewal feature, meaning the agreement will continue in effect unless either Armstrong or the executive elects not to extend the agreement. Severance benefits under the agreement include: (1) a lump severance payment equal to three times the sum of the officer’s annual base salary and the higher of either (a) the officer’s highest annual bonus earned in the three years prior to termination or prior to the change in control, or (b) the annual target bonus if he terminates prior to December 31, 2005 and (2) a lump-sum payment of the portion of the target incentive award calculated by multiplying the target by the fractional number of months completed in the performance award period.

Section 9 – Financial Statements and Exhibits

Item 9.01.	Financial Statements and Exhibits.

(c) Exhibits

No. 10.1	Employment Agreement dated November 16, 2004, effective January 1, 2005.

No. 10.2	Change in Control Agreement dated January 6, 2005.

No. 10.3	Indemnification Agreement dated January 6, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARMSTRONG HOLDINGS, INC.

By:	/S/ WALTER T. GANGL
Walter T. Gangl
Deputy General Counsel and Assistant Secretary

ARMSTRONG WORLD INDUSTRIES, INC.

By:	/S/ WALTER T. GANGL
Walter T. Gangl
Assistant Secretary

Date: January 11, 2005

EXHIBIT INDEX

Exhibit No.	Description

No. 10.1	Employment Agreement between the Company and Grasberger dated November 16, 2004.

No. 10.2	Change in Control Agreement dated January 6, 2005.

No. 10.3	Indemnification Agreement dated January 6, 2005.